MEMBERSHIP INTEREST PURCHASE AGREEMENT

MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”), dated as of February 28, 2022, between Wikisoft Corp., a Nevada corporation (“Wikisoft”), and Etheralabs LLC, a Delaware limited liability company (the “Corporation”).

A. Concurrently with the execution of this Agreement, Wikisoft is entering into a License Agreement with the Corporation (the “License Agreement”), pursuant to which the Corporation is licensing the rights to certain technology to Wikisoft.

B. In partial consideration for the execution and delivery of the License Agreement by the Corporation, Wikisoft has agreed to purchase an Ownership Interest of 51% of the Corporation in accordance with the terms and conditions of this Agreement.

C. In consideration of the premises and the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties to this Agreement agree as follows:

SECTION 1. Sale of the Shares.

1.1 Capitalized Terms. Unless otherwise stated, the capitalized terms used herein shall refer to the definition section of the Corporation’s Operating Agreement, dated Sept 13th, 2017 (the “Operating Agreement”).

1.2 Authorization of the Sale of Shares. The Corporation has authorized the issuance and sale to Wikisoft of an aggregate Ownership Interest in the Corporation, such that after such issuance and sale Wikisoft shall have a Percentage Interest of 51% of the Corporation (referred to herein as the “Shares”) on a Fully-Diluted Basis (as hereinafter defined), at a price equal to 2,550,000 shares of common stock in Wikisoft, $0.001 par value (the “Consideration Shares”), with a deemed value of $0.20 per share, which price shall be deemed paid in partial consideration for the execution and delivery by the Corporation of the License Agreement. The Shares will be restricted with a lock up period for 2 years.

1.3 Sale of the Shares. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein, the Corporation will issue and sell to Wikisoft, and Wikisoft will purchase from the Corporation, at the Closing (as hereinafter defined) the Shares.

1.4 Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall be held as promptly as practicable following the execution and delivery of this Agreement by e-mail exchange of signatures, or in such other manner as may be mutually agreed upon by the parties, upon a date (the “Closing Date”) to be mutually agreed upon by the parties, and in any event within 10 days following the date hereof.

1.5 Member Action. The Corporation and the Members shall take all action required by the Operating Agreement to consummate the transactions called for in this Agreement, including by not limited to, complying with Sections 2.3 and 7.2 for the addition of new Members of the Corporation and to provide Wikisoft with all documents associated with becoming a new Member with a 51% Percentage Interest.

SECTION 2. Representations and Warranties of the Corporation. The Corporation represents and warrants to, and covenants and agrees with, Wikisoft as of the date of this Agreement and as of the Closing Date, as follows:

2.1 Organization and Good Standing. The Corporation is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as presently proposed to be conducted and to execute, deliver and perform this Agreement and the License Agreement (collectively, the “Transaction Documents”), and to consummate the transactions contemplated by the Transaction Documents. True, correct and complete copies of the Certificate of Formation and Operating Agreement, as amended, of the Corporation are annexed to this Agreement as Exhibit 2.1. The Corporation is authorized to do business and is in good standing as a foreign limited liability company in each jurisdiction the laws of which require it to be so qualified.

2.2 Capitalization.

(a) Authorized and Outstanding Shares. Immediately prior to consummation of the purchase and sale of the Shares at the Closing, (i) the authorized capital stock of the Corporation shall consist of Membership Interests allocated to the sole Member as a Percentage Interest in the Corporation, of which Bryan J. Feinberg, the sole Member, hold a 100% Percentage Interest in the Corporation, and (ii) all of such issued and outstanding Membership Interests have been duly authorized, validly issued, fully paid and non-assessable. After giving effect to the issuance of the Shares, the Shares will constitute 51% of the Membership Interests on a Fully-Diluted Basis. “Fully-Diluted Basis” shall mean that the total number of outstanding Membership Interests shall be calculated to include, in addition to such outstanding Membership Interests and without double counting, (i) the Membership Interests issuable upon exercise, exchange and/or conversion of all of the following securities (collectively, “Membership Interest Equivalents”): all (A) securities convertible into or exchangeable for Membership Interests, whether or not then convertible or exchangeable (collectively, “Convertible Securities”). The foregoing definitions of “Fully-Diluted Basis,” “Membership Interest Equivalents,” and “Convertible Securities,” shall also be deemed to include, on a Membership Interest equivalent basis, all securities and rights that are economically similar to, or defined with reference to, Membership Interest Equivalents (including, without limitation, any phantom stock, stock appreciation rights, restricted stock units or other such rights), in each case, whether or not then convertible, exchangeable and/or exercisable.

(b) Holders; Options. Schedule 2.2(b) annexed to this Agreement contains a true, correct and complete list of (i) the holders of the issued and outstanding Membership Interests of the Corporation, including the number, class and, if applicable, series, of the shares held by each such holder, and (ii) the outstanding Membership Interest Equivalents and each other contract, agreement, instrument, arrangement, understanding or proposed transaction pursuant to which the Corporation is or may become obligated to issue any Membership Interests, any Membership Interest Equivalents or other securities of the Corporation, including the number, class and, if applicable, series of such shares and/or other securities and the holders of such securities or other persons entitled to the benefit of any of the foregoing. Except as provided in this Agreement or as listed on Schedule 2.2(b), (A) there is no preemptive right, anti-dilution right, right of first refusal, right of first offer, right of first negotiation or any other similar right of any Member of the Corporation or other person or entity, to purchase or otherwise acquire Membership Interests of the Corporation, pursuant to any provision of law, the Certificate of Formation or Operating Agreement of the Corporation, any agreement to which the Corporation is a party, or otherwise (collectively, “Preemptive Rights”), (B) the issuance and sale of the Shares will not result in the creation of any restriction or Lien under any contract, agreement, instrument, arrangement or understanding (including, without limitation, any proxy, voting agreement, voting trust, stockholders’ agreement, registration rights agreement, stock purchase agreement, investor rights agreement, stock option plan, restricted stock plan or any similar arrangement) with respect to any Membership Interests or other securities of the Corporation (whether or not outstanding), except as described in the Certificate of Formation of the Corporation, the Operating Agreement or this Agreement, and (C) there is no judgment, order, writ, injunction or decree or law, rule or regulation (other than federal and state securities laws, rules and regulations) that restricts the transfer of the Membership Interests of the Corporation. As used in this Agreement, “Lien” shall mean any security interest, mortgage, pledge, lien, charge or other encumbrance.

2.3 Authorization of Transaction Documents and the Shares.

(a) Agreements. The execution, delivery and performance by the Corporation of, and the consummation by the Corporation of the transactions contemplated by, the Transaction Documents have been duly authorized by all requisite corporate action by or on behalf of the Corporation, and each of the Transaction Documents constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Shares. The offer, sale, issuance and delivery of the Shares have been duly authorized by all requisite corporate action by or on behalf of the Corporation and when so issued, sold and delivered, the Shares will be validly issued, fully paid and nonassessable and not subject to any Preemptive Rights.

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2.4 No Conflict. The execution, delivery and performance of, and the consummation of the transactions contemplated by, the Transaction Documents, including, without limitation, the offer, sale, issuance and delivery of the Shares pursuant to this Agreement, have not resulted and will not result in (a) any violation of, or default under, or conflict with, or constitute, with or without the passage of time and/or the giving of notice, any violation of, or default under or give rise to any right of termination, cancellation or acceleration under (i) any term or provision of the Corporation’s Certificate of Formation or Operating Agreement, (ii) any term or provision of any (A) contract, agreement, instrument, arrangement or understanding, or (B) judgment, order, writ, injunction or decree of any court, government agency or any arbitrator, in each case, to which the Corporation is a party or by which it or its properties or assets are bound, or (iii) any statute, rule or regulation applicable to the Corporation or its properties or assets, or (b) the creation of any Lien upon any of the properties or assets of the Corporation.

2.5 Consents and Approvals. No consent, approval, waiver or authorization of, or designation, declaration or filing with, any court, governmental authority or instrumentality or arbitrator or any other person or entity is required in connection with the valid execution, delivery and performance of, and the consummation of the transactions contemplated by, any of the Transaction Documents by or on behalf of the Corporation, including, without limitation, the offer, sale, issuance or delivery of the Shares, except qualification of the offer and sale of the Shares under applicable federal and state securities or blue sky laws, rules and regulations (or the filing of any notice or taking such action as may be necessary to secure an exemption from qualification, if available, under federal and state securities or blue sky laws), which qualifications, notice filings and other action, if required, will be duly accomplished in a timely manner.

2.6 Offering. Subject to the accuracy of Wikisoft’s representations in Section 3, the offer and sale of the Shares to be issued in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and in compliance with all applicable state securities or blue sky laws, rules and regulations.

2.7 Litigation. There is no action, suit, proceeding or investigation pending against the Corporation or its assets or properties before any court, governmental agency or instrumentality or arbitrator (nor, to the Corporation’s knowledge, is there any basis for, or threat of, any of the foregoing). The Corporation is not a party or subject to the provisions of any judgment, order, writ, injunction or decree of any court, government agency or instrumentality or arbitrator. There is no action, suit, proceeding or investigation by the Corporation currently pending or which the Corporation currently intends to initiate.

2.8 Investment Intent. The Corporation is acquiring the Consideration Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

2.9 No Public Market. The Corporation understands that the Consideration Shares have not been registered or qualified under the Securities Act or any state securities laws, by reason of their issuance and sale in transactions exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws. The Corporation acknowledges that reliance on said exemptions is predicated in part on the accuracy of the Corporation’s representations and warranties contained in this Agreement. The Corporation acknowledges and agrees that, subject to the other provisions of this Agreement, (a) the Consideration Shares being acquired by it hereunder must be held by the Corporation indefinitely unless a subsequent disposition of the Consideration Shares is registered or qualified under the Securities Act and applicable state securities laws or is exempt from such registration or qualification, (b) there is a limited public market for the Consideration Shares, and (c) there can be no assurance that any such market will ever develop and be active.

2.10 Economic Risk. The Corporation has no present need for liquidity in its investment in Wikisoft and is able to bear the risk of that investment for an indefinite period and to afford a complete loss of that investment.

2.11 Accredited Investor. The Corporation is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

2.12 Brokers or Finders. Wikisoft has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Corporation, any liability for any brokerage or finder’s or agent’s fee or commission or any similar charges in connection with the Transaction Documents.

2.13 Full Disclosure. No representation or warranty of the Corporation contained in any of the Transaction Documents (as qualified by the schedules hereto) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

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SECTION 3. Representations and Warranties of Wikisoft. Wikisoft represents and warrants to, and covenants and agrees with, the Corporation, as of the date hereof and as of the Closing Date, as follows:

3.1 Offering. Subject to the accuracy of the Corporation’s representations in Section 2, the offer and sale of the Consideration Shares to be issued in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and in compliance with all applicable state securities or blue sky laws, rules and regulations.

3.2 Investment Intent. Wikisoft is acquiring the Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

3.3 No Public Market. Wikisoft understands that the Shares have not been registered or qualified under the Securities Act or any state securities laws, by reason of their issuance and sale in transactions exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws. Wikisoft acknowledges that reliance on said exemptions is predicated in part on the accuracy of Wikisoft’s representations and warranties contained in this Agreement. Wikisoft acknowledges and agrees that, subject to the other provisions of this Agreement, (a) the Shares being acquired by it hereunder must be held by Wikisoft indefinitely unless a subsequent disposition of the Shares is registered or qualified under the Securities Act and applicable state securities laws or is exempt from such registration or qualification, (b) there is no public market for the Shares, and (c) there can be no assurance that any such market will ever develop.

3.4 Economic Risk. Wikisoft has no present need for liquidity in its investment in the Corporation and is able to bear the risk of that investment for an indefinite period and to afford a complete loss of that investment.

3.5 Accredited Investor. Wikisoft is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

3.6 Brokers or Finders. The Corporation has not incurred, and will not incur, directly or indirectly, as a result of any action taken by Wikisoft, any liability for any brokerage, finder’s or agent’s fee or commission or any similar charges in connection with the Transaction Documents.

SECTION 4. Conditions Precedent to Closing.

4.1 Conditions Precedent to Closing by Wikisoft. The obligations of Wikisoft to purchase and pay for the Shares at the Closing are subject to the satisfaction of the following conditions on or prior to the Closing:

(a) Corporate Proceedings; Consents, Etc. All corporate and other proceedings to be taken and all consents, approvals, waivers, authorizations, designations, declarations or filings to be obtained or made by or on behalf of the Corporation on or prior to the Closing in connection with execution, delivery and performance of, and the consummation of the transactions contemplated by, the Transaction Documents shall have been taken or obtained and all documents relating to such matters shall be satisfactory in form and substance to Wikisoft, which shall have received all such originals or certified or other copies of such documents as it may reasonably request.

(b) Representations; No Breach. The representations and warranties of the Corporation contained in this Agreement shall be true and correct on and as of the Closing as if made on such date, and the Corporation shall not have breached any of its representations, warranties, covenants or agreements contained in any of the Transaction Documents.

(c) Blue Sky Matters. All notices, consents, approvals, qualifications and/or registrations required to be obtained or effected under any applicable state securities or blue sky laws, rules and regulations in connection with the issuance, offer, sale and delivery of the Shares shall have been obtained or effected (except for the filing of any notice following the Closing, which may be required following the Closing under applicable state securities or blue sky laws, rules and regulations, all of which will be duly and timely filed).

(d) Deliveries. The Corporation shall have delivered to Wikisoft (i) duly executed counterparts of the License Agreement, together with any schedules and exhibits to such agreement, and any other Transaction Documents required to be executed and delivered on or prior to the Closing Date, (ii) a certificate of the President or a Vice President of the Corporation as to (A) the Certificate of Formation and Operating Agreement of the Corporation and resolutions of the Members of the Corporation with respect to the Transaction Documents, and (B) the satisfaction of the conditions set forth in this Section 4, and (iii) a certificate of an executive officer or officers of the Corporation as to the incumbency of each officer of the Corporation executing any of the Transaction Documents.

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4.2 Conditions Precedent to Closing by the Corporation. The obligations of the Corporation to issue and sell the Initial Shares at the Closing are subject to the satisfaction of the following conditions on or prior to the Closing:

(a) Corporate Proceedings. The execution, delivery and performance by Wikisoft of, and the consummation by Wikisoft of the transactions contemplated by, the Transaction Documents shall have been duly authorized by all requisite corporate action by or on behalf of Wikisoft.

(b) Representations; No Breach. The representations and warranties of Wikisoft contained in this Agreement shall be true and correct on and as of the Closing as if made on such date, and Wikisoft shall not have breached any of its representations, warranties, covenants or agreements contained in any of the Transaction Documents.

(c) Deliveries. Wikisoft shall have delivered to the Corporation duly executed counterparts of the License Agreement, together with any schedules and exhibits to such agreement, and any other Transaction Documents to which Wikisoft is a party and which are required to be executed and delivered on or prior to the Closing Date.

SECTION 5. Other Covenants of the Corporation and Wikisoft.

5.1 Interested Transactions. The Corporation shall add to the Operating Agreement, under Section 4.1(c), that the Corporation shall not buy, sell or lease any property or assets from, borrow from or lend to, or deal with or enter into any other transaction or agreement with any Member, officer or any relative or affiliate of any of the foregoing, other than as approved unanimously by the Members of the Corporation and on terms no less favorable to the Corporation than could be obtained in an arm’s-length transaction with an unaffiliated third party.

5.2 Financial Statements. The Corporation shall furnish to Wikisoft (a) for each of the first three (3) quarters of the fiscal year, quarterly unaudited balance sheets and statements of income, stockholders’ equity and cash flows of the Corporation for such quarter and the portion of the Corporation’s fiscal year then ended, setting forth the corresponding figures for such periods in the preceding year, if any, not later than 45 days after the end of each fiscal quarter, (b) annual unaudited financial statements, including a balance sheet and statements of income, stockholders’ equity and cash flows not later than 90 days after the end of each fiscal year, and (c) from time to time upon Wikisoft’s request, such additional financial or other information as Wikisoft may reasonably request. Any such financial statements shall be on a consolidated basis, if during the applicable reporting period the Corporation has any subsidiaries that are required to be consolidated with the Corporation for financial reporting purposes. Notwithstanding the preceding provisions of this Section 5.2, the Corporation shall furnish such quarterly and annual financial statements to Wikisoft on any earlier date upon which they are made generally available to the other stockholders of the Corporation, and the annual financial statements shall be audited, if audited financial statements are being provided to other parties. Notwithstanding anything else in this Section 5.2 to the contrary, the Corporation may cease providing the information set forth in this Section 5.2 during the period starting with the date sixty (60) days before the Corporation’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the Commission rules applicable to such registration statement and related offering; provided that the Corporation’s covenants under this Section 5.2 shall be reinstated at such time as the Corporation is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective. The covenants set forth in this Section 5.2 and in Sections 5.3 and 5.4 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) when the Corporation first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act.

5.3 Other Information. The Corporation shall deliver to Wikisoft promptly after the occurrence of any such event, written notice and a description of any default or other event, including any litigation, which would reasonably be expected to have a material adverse effect upon the Corporation, its financial condition, results of operations or business.

5.4 Books and Records; Inspection. The Corporation shall keep complete records and books of account and report under all terms and provisions of this Agreement in accordance with GAAP. At any time and from time to time, during regular business hours, the Corporation shall permit representatives of Wikisoft to examine and make copies of its records and books of account, to inspect its properties and to discuss its affairs with its officers, directors and independent accountants; provided, however, that the Corporation shall not be obligated pursuant to this Section 5.4 to provide access to any information the disclosure of which would adversely affect the attorney-client privilege between the Corporation and its counsel.

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5.5 Corporate Existence; No Impairment. The Corporation shall maintain the Corporation’s corporate existence and any material qualifications to do business in any jurisdiction. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms and provisions to be observed or performed by it pursuant to this Agreement, but will at all times in good faith assist in the carrying out of all of such terms or provisions and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Wikisoft under this Agreement against impairment.

5.6 Officer Appointment. Wikisoft shall have the right, but not the obligation, from time to time to designate one individual who will be appointed as an officer of the Corporation.

5.7 Stock Certificate. The Corporation shall deliver to Wikisoft a stock certificate representing the Shares and Wikisoft shall deliver to the Corporation a stock certificate representing the Consideration Shares promptly following the Closing.

5.8 Confidentiality. Wikisoft agrees that it will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Corporation) any confidential information obtained from the Corporation pursuant to the terms of this Agreement (including notice of the Corporation’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 6.10 by Wikisoft), (b) is or has been independently developed or conceived by Wikisoft without use of the Corporation’s confidential information, or (c) is or has been made known or disclosed to Wikisoft by a third party without a breach of any obligation of confidentiality such third party may have to the Corporation; provided, however, that Wikisoft may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in, and licensing arrangements with, the Corporation; (ii) to any Affiliate of Wikisoft or any Assignee in the ordinary course of business, provided that Wikisoft informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iii) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that Wikisoft, if permitted by law, promptly notifies the Corporation of such disclosure and takes reasonable steps, which shall not involve more than nominal expenditures by Wikisoft, to minimize the extent of any such required disclosure.

SECTION 6. Restrictions on Transfer.

6.1 Legend. Each certificate for the Shares and any shares of capital stock received in respect of the Shares, whether by reason of a stock split or share reclassification, a stock dividend on the Shares or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by law) be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.”

6.2 Restrictions on Transfer. None of the Shares shall be sold, assigned, pledged, hypothecated or otherwise transferred or disposed of unless and until one of the following events shall have occurred:

(a) Compliance with the Securities Act. The Shares are transferred pursuant to and in conformity with Rule 144 (or any successor rule) or an effective registration statement filed with the Commission pursuant to the Securities Act or if, in the opinion (reasonably acceptable to the Corporation) of counsel to the holder of the Shares, such transfer or disposition is pursuant to a valid exemption from registration under the Securities Act; or

(b) Certain Transfers. The Shares are transferred to an affiliate of the transferor or a trust controlled by or for the benefit of the transferor or any affiliate of the transferor or any venture fund, hedge fund or similar fund managed or funded, in whole or in part, by transferor or any such affiliate or trust or in which transferor or any such affiliate or trust holds an interest (each, a “Permitted Transferee”) and such Permitted Transferee has delivered to the Corporation a written agreement making the representations and warranties set forth in Sections 3.1, 3.2, 3.3 and 3.4 and agreeing to be bound by the restrictions of this Section 6 with respect to the Shares so transferred.

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6.3 Removal of Legend. Notwithstanding anything herein to the contrary, the restrictions imposed by this Section 6 on the transferability of any Shares shall cease and terminate as to any such Shares when such Shares are sold or otherwise disposed of (a) in compliance with Rule 144(b)(1) promulgated by the Commission under the Securities Act (or any successor rules); or (b) in accordance with the intended method of disposition set forth in a registration statement or such other method that does not require that the securities transferred bear the legend set forth in Section 6.1 hereof. Whenever the restrictions imposed by this Section 6 have terminated as described in the immediately preceding sentence or (in the opinion, reasonably acceptable to the Corporation, of counsel to the holder of the Shares) have otherwise terminated, a holder of a certificate for such Shares as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, as soon as practicable (and, in any event, no later than 10 days following such termination or delivery of such opinion to the Corporation, as the case may be), a new certificate not bearing the restrictive legend set forth in Section 6.1 hereof and not containing any other reference to the restrictions imposed by this Agreement.

SECTION 7. Survival. All representations and warranties shall survive the Closing indefinitely. All statements contained in a certificate or other instrument delivered by the Corporation pursuant to this Agreement in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by the Corporation under this Agreement. All agreements contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

SECTION 8. Miscellaneous.

8.1 Remedies. In case any one or more of the covenants or agreements set forth in this Agreement shall have been breached by any party, the other party may proceed to protect and enforce its rights either by suit in equity by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

8.2 Successors and Assigns. This Agreement, and each of the provisions hereof, shall be binding upon, and inure to the benefit of, the Corporation and Wikisoft and their respective successors and assigns as to this Agreement or any such provision, including, without limitation, any Assignee.

8.3 Entire Agreement. This Agreement (including the schedules and exhibits to this Agreement), the License Agreement (including the schedules and exhibits to that agreement) and other writings delivered pursuant to this Agreement or which form a part of this Agreement contain the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior and contemporaneous arrangements or understandings with respect to such subject matter.

9.4 Notices. All notices, requests, consents and other communications to be given, delivered or otherwise made hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person, by overnight courier, by email, or duly sent by first class registered or certified mail, postage prepaid, addressed to such party to the address set forth below or such other address as may hereafter be designated in writing by either party by notice to the other:

(a) If to the Corporation, to:

Etheralabs LLC

144 E 44th St

New York NY 10017

Email: Zephyr@etheralabs.io

(b) If to Wikisoft, to:

315 Montgomery Street

San Francisco, CA 94104

Attn: Carsten Falk, CEO

Email: cf@wikisoft.com

with a copy to:

The Doney Law Firm

4955 S. Durango Rd. Ste. 165

Las Vegas, NV 89113

Email: cott@doneylawfirm.com

All such notices and other communications shall be deemed to have been received on the date of delivery.

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8.5 Changes. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except with the written consent of the Corporation and Wikisoft.

8.6 No Waiver. No waiver of any breach, term or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach, term or condition, whether of like or different nature.

8.7 Severability. If any provision of this Agreement is held to be invalid or unenforceable under applicable law by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of such provision in any other jurisdiction or the validity or enforceability of the remaining provisions of this Agreement, subject to the following provisions of this Section 9.7. Subject to the discretion of such court, any invalid or unenforceable provision shall be reformed, amended and limited to the extent necessary to render such provision, as so reformed, amend and limited, valid and enforceable or, if such a reformation would not give effect to the original intention of the parties and the intended economic effect of such unenforceable provision, this Agreement (including any remaining provisions hereof) shall be reformed by such court in such a manner as may be necessary or advisable in order to give effect to the original intention of the parties and the intended economic effect of such unenforceable provision. If any such court declines to so reform this Agreement, the parties agree to renegotiate this Agreement in good faith so as to give effect to the original intention of the parties and the intended economic effect of such unenforceable provision.

8.8 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.9 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

8.10 Construction. Except as the context may otherwise require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References to sections, schedules, and exhibits shall, unless otherwise specified, refer to the sections of, and the schedules and exhibits to, this Agreement. References to any agreement or document are to such agreement or document as amended, supplemented or otherwise modified from time to time.

8.11 Governing Law. This Agreement shall be governed by New York law applicable to agreements made and to be fully performed in the State of New York. The parties agree that any and all claims arising under this Agreement or relating thereto shall be heard and determined exclusively in the United States District Court for the Southern District of New York or in the courts of the State of New York located in the City and County of New York, and the parties agree to submit themselves to the personal jurisdiction of those courts and not to raise any objection to venue being had in those courts.

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

WIKISOFT:

	By:	/s/ Carsten Falk
Name: Carsten Falk
Title: CEO

CORPORATION:	Etheralabs LLC

	By:	/s/ Bryan J. Feinberg
Name: Bryan J. Feinberg
Title: Sole Member

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